EXHIBIT (a)(1)(F)


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

GIVE THE SOCIAL SECURITY                                         GIVE THE EMPLOYER
NUMBER FOR THIS                                                  IDENTIFICATION NUMBER FOR
TYPE OF ACCOUNT:                 NUMBER OF                       THIS TYPE OF ACCOUNT           NUMBER OF
-------------------------------- ------------------------------- ------------------------------ -------------------------
1. An individual's account       The individual account           8. Sole proprietorship        The owner(4)

2. Two or more                   The actual owner of              9. A valid trust, estate or   The legal entity
   individuals                   the account, or if                  pension trust              (do not furnish
   (joint account)               combined funds, the                                            the identifying
                                 first individual on                                            number of
                                 the account(1)                                                 the personal
                                                                                                representative or
                                                                                                trustee unless the
                                                                                                legal entity itself
                                                                                                is not designated
                                                                                                in the account title)(5)

3. Husband and wife              The actual owner of the         10. Corporate account          The corporation
   (joint account)               account or, if joining
                                 funds, either person(1)

4. Custodian account of          The minor(2)                    11. Religious, charitable,     The organization
   a minor (Uniform                                                  organization or
   Gift to Minors Act)                                               educational account

5. Adult and minor               The adult or, if the minor is   12. Partnership account        The partnership
   (joint account)               the only contributor, the
                                 minor(1)

6. Account in the name           The ward, minor or              13. Association, club, or      The organization
   of guardian or                incompetent person(3)               other tax-exempt
   committee for a                                                   organization
   designated ward,
   minor, or incompetent
   person

7.a. A revocable savings trust   The grantor-trustee(1)          14. A broker or                The broker or
     account (in which                                               registered nominee         nominee
     grantor is also trustee)

  b. Any "trust" account         The actual owner(1)             15. Account with the           The public entity
     that is not a legal                                             Department of              (such as a State
     or valid trust                                                  Agriculture in the         or local government,
     under State law                                                 name of a public           school district, or
                                                                     entity                     prison) that receives
                                                                                                agricultural program
                                                                                                payments

---------------------
(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(5)  List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration of the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, check the "Awaiting TIN" box in Part 3, sign and date the Form, and give it to the requester.

Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding tax, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING PENALTIES

Payees specifically exempted from backup withholding tax on ALL payments include the following:*

*  A corporation.

*  A financial institution.

* An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

*  The United States or any agency or instrumentality thereof.

* A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

* A foreign government or a political subdivision, agency or instrumentality thereof.

*  An international organization or any agency or instrumentality thereof.

* A registered dealer in securities or commodities registered in the United States or a possession of the United States.

*  A real estate investment trust.

*  A common trust fund operated by a bank under section 584(a).

* An entity registered at all times during the tax year under the Investment Company Act of 1940.

*  A foreign central bank of issue.

Exempt payees described above should file a substitute Form W-9 to avoid possible erron-eous backup withholding tax. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

*  Payments to non-resident aliens subject to withholding under section 1441.

* Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

* Payments of patronage dividends where the amount received is not paid in money.

*  Payments made by certain foreign organizations.

*  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

* Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

* Payments of tax-exempt interest (including exempt-interest dividends under section 852).

*  Payments described in section 6049(b)(5) to non-resident aliens.

*  Payments on tax-free covenant bonds under section 1451.

*  Payments made by certain foreign organizations.

*  Payments made to a nominee.


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


PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding tax, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- If you willfully falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)(a), 6045, and 6050A.

PRIVACY ACT NOTICES. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

--------------------
*Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.


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